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                                                                    Exhibit 99.1


BFGOODRICH                                                          NEWS


THE BFGOODRICH COMPANY                         PRO1-025
Four Coliseum Centre                           MEDIA CONTACT: Kevin Ramundo
2730 West Tyvola Road                          PHONE: 704/423-7024
Charlotte, North Carolina 28217-4578
www.bfgoodrich.com                             INVESTOR CONTACT: Paul Gifford
                                               PHONE: 704/423-5517



BFGOODRICH COMPLETES PERFORMANCE MATERIALS SALE

o  Net cash proceeds of $1 billion targeted for debt reduction in the near term
o  Outlook of 14-18 percent growth in per-share earnings in 2001 affirmed
o  Free cash flow before dividends of $210-$235 million estimated for 2001


CHARLOTTE, NC, February 28, 2001 -- The BFGoodrich Company announced today that it has completed the sale of its Performance Materials segment to an investor group led by AEA Investors Inc. for approximately $1.4 billion. Total net proceeds, after anticipated tax payments and transaction costs, include approximately $1 billion in cash and $172 million in debt securities issued by the new company. Affiliates of DLJ Merchant Banking Partners and DB Capital Partners, Inc. are included in the investor group.

BFGoodrich currently expects to use the proceeds to reduce debt, including the immediate retirement of approximately $800 million in short-term debt and $175 million in longer term debt maturing in July 2001. These actions will reduce the company's debt-to-total capital ratio (net of cash on hand) from approximately 59% at year-end 2000 to approximately 45% in the first quarter, providing the financing capacity to further enhance shareholder value through strategic investments in continuing operations. These investments could include complementary and strategic acquisitions such as the recently announced purchases of Humphrey, Inc. and Raytheon Optical Systems, new product and technology development, and new original equipment platform initiatives in Aerospace and Engineered Industrial Products. Share repurchases, which require the approval of the Board of Directors, will also be considered.


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BFGOODRICH                                                          NEWS

In commenting on today's announcement, David L. Burner, BFGoodrich's Chairman and CEO, said, "We are pleased to complete the Performance Materials sale on schedule and on terms consistent with the original announcement. The sale completes our company's transformation into an aerospace and industrial products company with significant opportunities to continue to deliver long-term profitable growth and shareholder value." Regarding the use of proceeds, Burner said "We carefully considered all available alternatives before deciding that debt repayment made the most sense short-term and would provide the most flexibility for building our company on behalf of shareholders, customers and employees."

The company continues to anticipate it will earn between $3.40 and $3.50 in diluted earnings per share in 2001, excluding special items, a range that is 14-18 percent above the company's comparable 2000 results of $2.97 from continuing operations. Results in the first quarter are likely to be the lowest in 2001, due to continued softness in the markets for Engineered Industrial Products and the timing of the Performance Materials closing, which prevents the redeployment of the sale proceeds for the full quarter. Excluding the cumulative impact of the change in the company's effective tax rate, reported results in the fourth quarter 2000 were $0.75 per fully diluted share, excluding special items. BFGoodrich expects first quarter 2001 results to be around that level, excluding special items.

Free cash flow for 2001, and all future periods, will be defined as operating cash flow adjusted for cash payments related to special items less capital expenditures. Thus, free cash flow will be portrayed prior to payment of dividends. Using this definition, 2000 free cash flow was $279 million, representing the $161 million previously reported plus dividends paid in 2000 of $118 million. For 2001, free cash flow is expected to be in the range of $210 million to $235 million. When compared to the 2000 results, this forecast reflects the investment required to support future revenue and earnings growth. The primary items that affect the comparison to 2000 free cash flow are:

     o Capital expenditures are projected to be in a range of $220 to $240 million, approximately 50% to 60% above 2000 levels. The increase is due to investments in a new ERP system at Aerostructures, plant expansions to meet increasing product demand, including carbon brakes, and modest capital expenditures associated with products for new aircraft platforms.



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BFGOODRICH                                                          NEWS


     o Non-recurring expenditures associated with product development for new aircraft platforms and sales incentives.

     o Higher projected net income and improved operational working capital in 2001 are projected to offset a portion of the increased investments noted above.


With 2000 sales of $4.4 billion, The BFGoodrich Company (NYSE: GR) is a leading worldwide supplier of aerospace components, systems and services, as well as sealing and compressor systems and other engineered industrial products. BFGoodrich is ranked by Fortune magazine as one of the most admired aerospace companies and is included on Forbes magazine's Platinum List of America's best big companies. The company has its headquarters in Charlotte, North Carolina, and employs 23,000 people worldwide. For more information, please visit our website at www.bfgoodrich.com.

AEA Investors Inc. is one of the most experienced international private equity investment firms with investors that include former and current CEOs of major multinational corporations, family groups, endowment funds and institutions from around the world. AEA targets traditional management buyouts as well as growth equity investments. With offices in New York and London, AEA focuses on investments in several business areas, which include specialty chemicals, communications, media and information, consumer and industrial products, and precision instruments and life sciences.

DLJ Merchant Banking Partners is part of the CSFB Private Equity Group. CSFB Private Equity, the global equity arm of Credit Suisse Group, is one of the largest managers of alternative assets in the world, with over $30 billion in funds under management. CSFB Private Equity is comprised of investment funds that focus on domestic and international leveraged buyouts and other private equity investments, mezzanine investments, real estate investments, venture capital investments, investments in distressed debt securities and investments in other funds. CSFB Private Equity maintains offices in New York, London, Buenos Aires, Hong Kong, Los Angeles, Moscow and Sao Paulo.

DB Capital Partners is a merchant banking affiliate of Deutsche Bank AG. With operations in North America, Europe, Asia and Latin America, DB Capital Partners and its affiliates draw on the substantial global resources of its parent company and its affiliates including Deutsche Bank Securities Inc., and DB Alex, Brown LLC. DB Capital Partners invests over $1.0 billion annually in all manner


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BFGOODRICH                                                          NEWS

of financial transactions including growth financings, recapitalizations, and leveraged buyouts, with a particular emphasis on industry sectors where DB Capital Partners or its affiliates have significant expertise.



(Part of this announcement contains forward-looking statements that involve risks and uncertainties, and actual results could differ materially from those projected in the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed with the Securities and Exchange Commission, including but not limited to the last section of the Management's Discussion and Analysis entitled "Forward-Looking Information is Subject to Risk and Uncertainty" contained in the company's Annual Report on Form 10-K, and in other filings.)

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